UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2004

OHIO LEGACY CORP

(Exact name of registrant as specified in its charter)

OHIO	000-31673	34-1903890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 West Liberty Street, Wooster, Ohio	44691
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (330) 263-1955

N/A

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

(a) Financial Statements.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits.

Exhibit Number	Description
99.1	Amendments to the Code of Ethics for Senior Financial Officers of Ohio Legacy Corp

99.2	Code of Ethics for Senior Financial Officers of Ohio Legacy Corp

Item 10. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On April 16, 2004, the Company’s Board of Directors approved an amendment to the Code of Ethics for Senior Financial Officers of Ohio Legacy Corp (Code of Conduct) to include a section acknowledging the responsibility of the Company’s senior financial officers for adherence to the Code of Conduct and their understanding that deviation from the Code of Conduct will result in corrective action. Additionally, the Chief Operations Officer was added to the list of senior financial officers. The Code of Conduct is available, with other corporate governance documents, on the Company’s website at http://www.ohiolegacycorp.com and is attached hereto as Exhibit 99.2 with the amendments detailed in Exhibit 99.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OHIO LEGACY CORP
(Registrant)

By:	/s/ ERIC S. NADEAU
Eric S. Nadeau
Chief Financial Officer and Treasurer

Date:	March 17, 2004